EXHIBIT 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2006

UNAUDITED

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2006

UNAUDITED

Page
Consolidated Income Statement	1
Adjusted Condensed Consolidated Income Statement	2
Consolidated Income Statement Quarterly Trend	3
Adjusted Condensed Consolidated Income Statement Quarterly Trend	4
Consolidated Balance Sheet	5
Capital Ratios and Asset Quality Ratios	5
Results of Businesses
Summary of Business Results and Period-end Employees	6-7
Retail Banking	8-12
Corporate & Institutional Banking	13-14
PFPC	15-16
Efficiency Ratios	17
Details of Net Interest Income, Net Interest Margin, and Trading Revenue	18
Average Consolidated Balance Sheet and Supplemental Average Balance Sheet Information	19-22
Details of Loans and Lending Statistics	23
Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters
of Credit and Net Unfunded Commitments	24
Details of Nonperforming Assets	25-26
Glossary of Terms	27-29
Business Segment Descriptions	30
Additional Information About The PNC/Mercantile Transaction	31

Appendix - Reconciliations of Certain Adjusted Amounts	A1-A4

The information contained in this Financial Supplement is preliminary, unaudited and based on data available at January 23, 2007. We have reclassified certain prior period amounts included in this Financial Supplement to be consistent with the current period presentation. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our SEC filings.

BlackRock/MLIM Transaction

As further described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, BlackRock, Inc. ("BlackRock"), then a majority-owned subsidiary of The PNC Financial Services Group, Inc., and Merrill Lynch entered into a definitive agreement pursuant to which Merrill Lynch agreed to contribute its investment management business ("MLIM") to BlackRock in exchange for 65 million shares of newly issued BlackRock common and preferred stock. This transaction closed on September 29, 2006.

For the full years 2005 and 2004 and the quarters ended September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005 presented in this Financial Supplement, our Consolidated Income Statement reflects our former majority ownership interest in BlackRock. However, our Consolidated Income Statement for the quarter ended December 31, 2006 and our Consolidated Balance Sheet as of December 31, 2006 and September 30, 2006 reflects the deconsolidation of BlackRock's balance sheet amounts and recognizes our 34% ownership interest in BlackRock as of those dates and for that quarter as an investment accounted for under the equity method.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement (Unaudited)

For the year ended December 31 - in millions, except per share data	2006	2005	2004
Interest Income
Loans	$3,203	$2,669	$2,043
Securities available for sale and held to maturity	1,049	822	568
Other	360	243	141

Total interest income	4,612	3,734	2,752

Interest Expense
Deposits	1,590	981	484
Borrowed funds	777	599	299

Total interest expense	2,367	1,580	783

Net interest income	2,245	2,154	1,969
Provision for credit losses	124	21	52

Net interest income less provision for credit losses	2,121	2,133	1,917

Noninterest Income
Asset management	1,420	1,443	994
Fund servicing	893	870	817
Service charges on deposits	313	273	252
Brokerage	246	225	219
Consumer services	365	293	259
Corporate services	626	485	423
Equity management gains	107	96	67
Net securities gains (losses)	(207)	(41)	55
Trading	183	157	113
Net gains related to BlackRock	2,066
Other	315	372	373

Total noninterest income	6,327	4,173	3,572

Noninterest Expense
Compensation	2,128	2,061	1,755
Employee benefits	304	332	309
Net occupancy	310	313	267
Equipment	303	296	290
Marketing	104	106	87
Other	1,294	1,198	1,004

Total noninterest expense	4,443	4,306	3,712

Income before minority interest and income taxes	4,005	2,000	1,777
Minority interest in income of BlackRock	47	71	42
Income taxes	1,363	604	538

Net income	$2,595	$1,325	$1,197

Earnings Per Common Share
Basic	$8.89	$4.63	$4.25
Diluted	$8.73	$4.55	$4.21

Average Common Shares Outstanding
Basic	292	286	281
Diluted	297	290	284

Efficiency	52%	68%	67%

Noninterest income to total revenue	74%	66%	64%

Effective tax rate (a)	34.0%	30.2%	30.3%

(a)	The higher effective rate for 2006 was primarily due to the impact of the third quarter 2006 gain on the BlackRock/MLIM transaction and a $57 million cumulative adjustment to deferred taxes made in the same quarter in connection with that transaction.

THE PNC FINANCIAL SERVICES GROUP, INC.

Adjusted Condensed Consolidated Income Statement (Unaudited) (a)

For the year ended December 31 - in millions	2006	2005
Net Interest Income
Interest income	$4,596	$3,714
Interest expense	2,361	1,572

Net interest income	2,235	2,142
Provision for credit losses	124	21

Net interest income less provision for credit losses	2,111	2,121

Noninterest Income
Asset management	538	463
Other	3,022	2,659

Total noninterest income	3,560	3,122

Noninterest Expense
Compensation and benefits	1,865	1,798
Other	1,722	1,655

Total noninterest expense	3,587	3,453

Income before income taxes	2,084	1,790
Income taxes	577	465

Net income	$1,507	$1,325

(a)	This schedule is provided for informational purposes only and reflects historical consolidated financial information of PNC (1) with amounts adjusted for the impact of certain significant 2006 items and (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented. See Appendix to Financial Supplement for reconciliations of these amounts to the corresponding GAAP amounts for each of the periods presented. We have provided these adjusted amounts and reconciliations so that shareholders, investor analysts, regulators and others will be better able to evaluate the impact of certain significant items on our GAAP results for these periods, in addition to providing a basis of comparability for the impact of BlackRock. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. The absence of other adjustments is not intended to imply that there could not have been other similar types of adjustments, but any such adjustments would not have been similar in magnitude to the amount of the adjustments shown. Our third quarter 2006 Form 10-Q includes additional information regarding our BlackRock/MLIM transaction accounting, securities portfolio rebalancing and mortgage loan portfolio repositioning.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Income Statement Quarterly Trend (Unaudited)

For the three months ended December 31 - in millions, except per share data	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Interest Income
Loans	$821	$838	$797	$747	$727
Securities available for sale and held to maturity	280	271	255	243	233
Other	116	94	74	76	74

Total interest income	1,217	1,203	1,126	1,066	1,034

Interest Expense
Deposits	450	434	379	327	305
Borrowed funds	201	202	191	183	174

Total interest expense	651	636	570	510	479

Net interest income	566	567	556	556	555
Provision for credit losses	42	16	44	22	24

Net interest income less provision for credit losses	524	551	512	534	531

Noninterest Income
Asset management	149	381	429	461	431
Fund servicing	249	213	210	221	213
Service charges on deposits	79	81	80	73	74
Brokerage	63	61	63	59	57
Consumer services	93	89	94	89	80
Corporate services	177	157	157	135	143
Equity management gains	25	21	54	7	16
Net securities losses		(195)	(8)	(4)	(4)
Trading	33	38	55	57	49
Gains (losses) related to BlackRock	(12)	2,078
Other	113	19	96	87	95

Total noninterest income	969	2,943	1,230	1,185	1,154

Noninterest Expense
Compensation	442	573	558	555	556
Employee benefits	55	86	76	87	77
Net occupancy	69	79	83	79	82
Equipment	69	77	80	77	75
Marketing	23	39	22	20	31
Other	311	313	326	344	306

Total noninterest expense	969	1,167	1,145	1,162	1,127

Income before minority interest and income taxes	524	2,327	597	557	558
Minority interest in income of BlackRock		6	19	22	22
Income taxes	148	837	197	181	181

Net income	$376	$1,484	$381	$354	$355

Earnings Per Common Share
Basic	$1.29	$5.09	$1.30	$1.21	$1.22
Diluted	$1.27	$5.01	$1.28	$1.19	$1.20

Average Common Shares Outstanding
Basic	291	291	293	292	290
Diluted	295	296	297	296	294

Efficiency	63%	33%	64%	67%	66%

Noninterest income to total revenue	63%	84%	69%	68%	68%

Effective tax rate (a)	28.2%	36.0%	33.0%	32.5%	32.4%

(a)	The lower effective tax rate in the fourth quarter of 2006 reflects the impact of the deconsolidation of BlackRock effective September 29, 2006 and the impact of the reversal of $11 million of income tax reserves in that quarter. The higher effective rate for the third quarter of 2006 was primarily due to the impact of the gain on the BlackRock/MLIM transaction and a $57 million cumulative adjustment to deferred taxes made in the same quarter in connection with that transaction.

THE PNC FINANCIAL SERVICES GROUP, INC.

Adjusted Condensed Consolidated Income Statement Quarterly Trend (Unaudited) (a)

	December 31	September 30	June 30	March 31	December 31
For the three months ended - in millions	2006	2006	2006	2006	2005
Net Interest Income
Interest income	$1,217	$1,198	$1,120	$1,061	$1,027
Interest expense	651	634	568	508	477

Net interest income	566	564	552	553	550
Provision for credit losses	42	16	44	22	24

Net interest income less provision for credit losses	524	548	508	531	526

Noninterest Income
Asset management	159	122	129	128	128
Other	820	710	789	703	709

Total noninterest income	979	832	918	831	837

Noninterest Expense
Compensation and benefits	497	461	457	450	451
Other	472	411	424	415	419

Total noninterest expense	969	872	881	865	870

Income before income taxes	534	508	545	497	493
Income taxes	150	128	159	140	138

Net income	$384	$380	$386	$357	$355

(a)	This schedule is provided for informational purposes only and reflects historical consolidated financial information of PNC (1) with amounts adjusted for the impact of certain significant 2006 items and (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented. See Appendix to Financial Supplement for reconciliations of these amounts to the corresponding GAAP amounts for each of the periods presented. We have provided these adjusted amounts and reconciliations so that shareholders, investor analysts, regulators and others will be better able to evaluate the impact of certain significant items on our GAAP results for these periods, in addition to providing a basis of comparability for the impact of BlackRock. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. The absence of other adjustments is not intended to imply that there could not have been other similar types of adjustments, but any such adjustments would not have been similar in magnitude to the amount of the adjustments shown. Our third quarter 2006 Form 10-Q includes additional information regarding our BlackRock/MLIM transaction accounting, securities portfolio rebalancing and mortgage loan portfolio repositioning.

THE PNC FINANCIAL SERVICES GROUP, INC.

Consolidated Balance Sheet (Unaudited)

	December 31	September 30	June 30	March 31	December 31
In millions, except par value	2006	2006	2006	2006	2005
Assets
Cash and due from banks	$3,523	$3,018	$3,438	$3,206	$3,518
Federal funds sold and resale agreements	1,763	2,818	675	511	350
Other short-term investments, including trading securities	3,130	2,718	2,005	2,641	2,543
Loans held for sale	2,366	4,317	2,165	2,266	2,449
Securities available for sale and held to maturity	23,191	19,512	21,724	21,529	20,710
Loans, net of unearned income of $795, $815, $828, $832, and $835	50,105	48,900	50,548	49,521	49,101
Allowance for loan and lease losses	(560)	(566)	(611)	(597)	(596)

Net loans	49,545	48,334	49,937	48,924	48,505
Goodwill	3,402	3,418	3,636	3,638	3,619
Other intangible assets	641	590	862	844	847
Equity investments (a)	5,330	5,130	1,461	1,387	1,323
Other	8,929	8,581	9,011	8,311	8,090

Total assets	$101,820	$98,436	$94,914	$93,257	$91,954

Liabilities
Deposits
Noninterest-bearing	$16,070	$14,840	$14,434	$14,250	$14,988
Interest-bearing	50,231	49,732	49,059	46,649	45,287

Total deposits	66,301	64,572	63,493	60,899	60,275
Borrowed funds
Federal funds purchased	2,711	3,475	3,320	3,156	4,128
Repurchase agreements	2,051	2,275	2,136	2,892	1,691
Bank notes and senior debt	3,633	2,177	3,503	3,362	3,875
Subordinated debt	3,962	4,436	4,329	4,387	4,469
Other	2,671	2,332	2,363	2,643	2,734

Total borrowed funds	15,028	14,695	15,651	16,440	16,897
Allowance for unfunded loan commitments and letters of credit	120	117	103	103	100
Accrued expenses	3,970	3,855	2,635	2,585	2,770
Other	4,728	4,031	3,573	3,822	2,759

Total liabilities	90,147	87,270	85,455	83,849	82,801

Minority and noncontrolling interests in consolidated entities	885	408	632	627	590

Shareholders’ Equity
Preferred stock (b)
Common stock - $5 par value
Authorized 800 shares, issued 353 shares	1,764	1,764	1,764	1,764	1,764
Capital surplus	1,697	1,679	1,385	1,349	1,358
Retained earnings	10,985	10,771	9,449	9,230	9,023
Deferred compensation expense	(46)	(51)	(60)	(44)	(59)
Accumulated other comprehensive loss	(235)	(109)	(510)	(394)	(267)
Common stock held in treasury at cost: 60, 59, 58, 57, and 60 shares	(3,377)	(3,296)	(3,201)	(3,124)	(3,256)

Total shareholders’ equity	10,788	10,758	8,827	8,781	8,563

Total liabilities, minority and noncontrolling interests, and shareholders’ equity	$101,820	$98,436	$94,914	$93,257	$91,954

CAPITAL RATIOS
Tier 1 risk-based (c)	10.4%	10.4%	8.8%	8.8%	8.3%
Total risk-based (c)	13.5	13.6	12.4	12.5	12.1
Leverage (c)	9.3	9.4	7.7	7.6	7.2
Tangible common equity	7.4	7.5	5.2	5.2	5.0
Common shareholders’ equity to assets	10.6	10.9	9.3	9.4	9.3

ASSET QUALITY RATIOS
Nonperforming assets to loans, loans held for sale and foreclosed assets	.33%	.36%	.44%	.40%	.42%
Nonperforming loans to loans	.29	.34	.41	.37	.39
Net charge-offs to average loans (For the three months ended)	.36	.37	.24	.15	.33
Allowance for loan and lease losses to loans	1.12	1.16	1.21	1.21	1.21
Allowance for loan and lease losses to nonperforming loans	381	339	294	328	314

(a)	Includes equity investment in BlackRock.

(b)	Less than $.5 million at each date.

(c)	The ratios for December 31, 2006 are estimated.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Results (Unaudited)

Year ended December 31 - in millions (a)	2006	2005
Earnings
Retail Banking	$765	$682
Corporate & Institutional Banking	463	480
BlackRock (b) (c)	187	152
PFPC	124	104

Total business segment earnings	1,539	1,418
Other (c) (d)	1,056	(93)

Total consolidated net income	$2,595	$1,325

Revenue (e)
Retail Banking	$3,125	$2,868
Corporate & Institutional Banking	1,472	1,335
BlackRock (f)	1,170	1,229
PFPC (g)	879	846

Total business segment revenue	6,646	6,278
Other	1,951	82

Total consolidated revenue	$8,597	$6,360

(a)	This summary also serves as a reconciliation of total earnings and revenue for all business segments to total consolidated net income and revenue. Our business segment information is presented based on our management accounting practices and our management structure. We refine our methodologies from time to time as our management accounting practices are enhanced and our businesses and management structure change.

(b)	These amounts have been reduced by minority interest in income of BlackRock, excluding MLIM integration costs, totaling $65 million and $71 million for the years ended December 31, 2006 and 2005, respectively.

(c)	For this PNC business segment reporting presentation, integration costs incurred by BlackRock for the MLIM transaction totaling $47 million for 2006 have been reclassified from BlackRock to “Other.” These amounts are after-tax and net of minority interest.

(d)	"Other" for 2006 also includes the after-tax impact of the following third quarter items: gain on the BlackRock/MLIM transaction, and costs associated with the securities portfolio rebalancing and mortgage loan portfolio repositioning.

(e)	Business segment revenue is presented on a taxable-equivalent basis. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable investment. To provide more meaningful comparisons of yields and margins for all earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) on the Consolidated Income Statement. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	2006	2005
Total consolidated revenue, book (GAAP) basis	$8,572	$6,327
Taxable-equivalent adjustment	25	33

Total consolidated revenue, taxable-equivalent basis	$8,597	$6,360

(f)	For 2005 and the first nine months of 2006, amounts for BlackRock represent the sum of total operating revenue and nonoperating income. For the fourth quarter of 2006, revenue represents our equity income from BlackRock. (g) Amounts for PFPC represent the sum of total operating revenue and net nonoperating income (expense) less debt financing costs.

THE PNC FINANCIAL SERVICES GROUP, INC.

Summary of Business Results and Period-end Employees (Unaudited)

Three months ended – in millions (a)	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Earnings
Retail Banking	$184	$206	$185	$190	$195
Corporate & Institutional Banking	129	113	116	105	108
BlackRock (b) (c)	50	42	46	49	48
PFPC	31	40	26	27	29

Total business segment earnings	394	401	373	371	380
Other (b) (d)	(18)	1,083	8	(17)	(25)

Total consolidated net income	$376	$1,484	$381	$354	$355

Revenue (e)
Retail Banking	$799	$791	$782	$753	$755
Corporate & Institutional Banking	394	356	382	340	358
BlackRock (f)	67	328	365	410	375
PFPC (g)	245	208	208	218	209

Total business segment revenue	1,505	1,683	1,737	1,721	1,697
Other	35	1,834	55	27	25

Total consolidated revenue	$1,540	$3,517	$1,792	$1,748	$1,722

(a)	See note (a) on page 6.

(b)	For this PNC business segment reporting presentation, integration costs incurred by BlackRock for the MLIM transaction totaling $8 million, $31 million, $5 million and $3 million for the three months ended December 31, 2006, September 30, 2006, June 30, 2006 and March 31, 2006, respectively, have been reclassified from BlackRock to "Other." These amounts are after-tax and, as applicable, net of minority interest.

(c)	These amounts have been reduced by minority interest income of BlackRock, excluding MLIM integration costs, totaling $20 million, $22 million, $23 million and $22 million for the three months ended September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005, respectively.

(d)	"Other" for the three months ended September 30, 2006 includes the after-tax impact of the gain on the BlackRock/MLIM transaction and costs associated with the securities portfolio rebalancing and mortgage loan portfolio repositioning.

(e)	See note (e) on page 6. The following is a reconciliation of total consolidated revenue on a book (GAAP) basis to total consolidated revenue on a taxable-equivalent basis (in millions):

	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Total consolidated revenue, book (GAAP) basis	$1,535	$3,510	$1,786	$1,741	$1,709
Taxable-equivalent adjustment	5	7	6	7	13

Total consolidated revenue, taxable-equivalent basis	$1,540	$3,517	$1,792	$1,748	$1,722

(f)	See note (f) on page 6.
(g)	See note (g) on page 6.

Period-end Employees	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Full-time employees
Retail Banking	9,549	9,531	9,674	9,725	9,679
Corporate & Institutional Banking	1,936	1,925	1,899	1,892	1,861
BlackRock			2,317	2,232	2,151
PFPC	4,381	4,317	4,314	4,291	4,391
Other
Operations & Technology	3,988	4,006	3,994	3,942	3,966
Staff Services	1,601	1,595	1,593	1,560	1,545

Total Other	5,589	5,601	5,587	5,502	5,511

Total full-time employees	21,455	21,374	23,791	23,642	23,593
Total part-time employees	2,328	2,165	2,241	2,003	1,755

Total employees	23,783	23,539	26,032	25,645	25,348

The period-end employee statistics disclosed for each business segment reflect staff directly employed by the respective business segment and exclude operations, technology and staff services employees. No employees are shown for BlackRock at December 31, 2006 or September 30, 2006 as we deconsolidated BlackRock effective September 29, 2006.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited)

Year ended December 31
Taxable-equivalent basis (a)
Dollars in millions	2006	2005
INCOME STATEMENT
Net interest income	$1,678	$1,593
Noninterest income
Asset management	352	337
Service charges on deposits	304	265
Brokerage	236	217
Consumer services	348	278
Other	207	178

Total noninterest income	1,447	1,275

Total revenue	3,125	2,868
Provision for credit losses	81	52
Noninterest expense	1,827	1,726

Pretax earnings	1,217	1,090
Income taxes	452	408

Earnings	$765	$682

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,813	$13,351
Indirect	1,052	936
Other consumer	1,248	1,195

Total consumer	16,113	15,482
Commercial	5,721	5,094
Floor plan	910	975
Residential mortgage	1,440	1,405
Other	242	261

Total loans	24,426	23,217
Goodwill and other intangible assets	1,581	1,394
Loans held for sale	1,607	1,553
Other assets	1,634	1,454

Total assets	$29,248	$27,618

Deposits
Noninterest-bearing demand	$7,841	$7,639
Interest-bearing demand	7,906	7,946
Money market	14,750	13,635

Total transaction deposits	30,497	29,220
Savings	2,035	2,574
Certificates of deposit	13,861	11,494

Total deposits	46,393	43,288
Other liabilities	553	392
Capital	2,986	2,852

Total funds	$49,932	$46,532

PERFORMANCE RATIOS
Return on average capital	26%	24%
Noninterest income to total revenue	46	44
Efficiency	58	60
Efficiency, as adjusted (b)	56	58

(a)	See notes (a) and (e) on page 6.
(b)	See page 12 for a reconciliation of the efficiency ratio, as adjusted, to the efficiency ratio.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Year ended December 31
Dollars in millions except as noted	2006	2005
OTHER INFORMATION (a)
Credit-related statistics:
Total nonperforming assets	$106	$90
Net charge-offs	$85	$53
Annualized net charge-off ratio	.35%	.23%

Home equity portfolio credit statistics:
% of first lien positions	43%	46%
Weighted average loan-to-value ratios	70%	68%
Weighted average FICO scores	728	728
Loans 90 days past due	.24%	.21%

Checking-related statistics:
Retail Banking checking relationships	1,954,000	1,934,000
Consumer DDA households using online banking	938,000	855,000
% of consumer DDA households using online banking	53%	49%
Consumer DDA households using online bill payment	404,000	205,000
% of consumer DDA households using online bill payment	23%	12%

Small business managed deposits:
On-balance sheet
Noninterest-bearing demand	$4,359	$4,353
Interest-bearing demand	1,529	1,560
Money market	2,684	2,849
Certificates of deposit	645	412
Off-balance sheet (b)
Small business sweep checking	1,619	1,305

Total managed deposits	10,836	10,479

Brokerage statistics:
Margin loans	$163	$217
Financial consultants (c )	758	779
Full service brokerage offices	99	100
Brokerage account assets (billions)	$46	$42

Other statistics:
Gains on sales of education loans (d)	$33	$19
Full-time employees	9,549	9,679
Part-time employees	1,829	1,117
ATMs	3,581	3,721
Branches (e)	852	839

ASSETS UNDER ADMINISTRATION (in billions) (f)
Assets under management
Personal	$44	$40
Institutional	10	9

Total	$54	$49

Asset Type
Equity	$34	$31
Fixed income	12	12
Liquidity/Other	8	6

Total	$54	$49

Nondiscretionary assets under administration
Personal	$25	$27
Institutional	61	57

Total	$86	$84

Asset Type
Equity	$33	$33
Fixed income	24	24
Liquidity/Other	29	27

Total	$86	$84

(a)	Presented as of December 31, except for net charge-offs, annualized net charge-off ratio, gains on sales of education loans, and small business deposits, which are for the year ended.

(b)	Represents small business balances, a portion of which are calculated on a one-month lag. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.

(c)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

(d)	Included in "Noninterest income-Other" on page 8.

(e)	Excludes certain satellite branches that provide limited products and service hours.

(f)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
INCOME STATEMENT
Net interest income	$419	$427	$424	$408	$417
Noninterest income
Asset management	91	87	87	87	86
Service charges on deposits	77	79	77	71	72
Brokerage	60	59	59	58	54
Consumer services	88	86	88	86	78
Other	64	53	47	43	48

Total noninterest income	380	364	358	345	338

Total revenue	799	791	782	753	755
Provision for credit losses	35	9	28	9	9
Noninterest expense	471	456	460	440	434

Pretax earnings	293	326	294	304	312
Income taxes	109	120	109	114	117

Earnings	$184	$206	$185	$190	$195

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$13,807	$13,849	$13,816	$13,778	$13,751
Indirect	1,133	1,069	1,019	987	980
Other consumer	1,322	1,221	1,202	1,248	1,264

Total consumer	16,262	16,139	16,037	16,013	15,995
Commercial	5,907	5,821	5,715	5,433	5,282
Floor plan	853	854	964	970	936
Residential mortgage	1,031	1,509	1,577	1,648	1,716
Other	234	250	248	236	244

Total loans	24,287	24,573	24,541	24,300	24,173
Goodwill and other intangible assets	1,574	1,580	1,586	1,582	1,560
Loans held for sale	1,505	1,513	1,535	1,880	1,802
Other assets	1,671	1,640	1,621	1,607	1,505

Total assets	$29,037	$29,306	$29,283	$29,369	$29,040

Deposits
Noninterest-bearing demand	$7,834	$7,848	$7,908	$7,777	$7,925
Interest-bearing demand	7,865	7,787	7,950	8,025	8,095
Money market	14,822	14,832	14,697	14,644	14,399

Total transaction deposits	30,521	30,467	30,555	30,446	30,419
Savings	1,877	1,976	2,109	2,183	2,309
Certificates of deposit	14,694	14,053	13,560	13,115	12,671

Total deposits	47,092	46,496	46,224	45,744	45,399
Other liabilities	598	515	537	560	392
Capital	3,034	2,988	2,979	2,943	2,965

Total funds	$50,724	$49,999	$49,740	$49,247	$48,756

PERFORMANCE RATIOS
Return on average capital	24%	27%	25%	26%	26%
Noninterest income to total revenue	48	46	46	46	45
Efficiency	59	58	59	58	57
Efficiency, as adjusted (b)	56	56	57	57	55

(a)	See notes (a) and (e) on page 6.
(b)	See page 12 for a reconciliation of the efficiency ratio, as adjusted, to the efficiency ratio.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking (Unaudited) (Continued)

Three months ended Dollars in millions except as noted	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
OTHER INFORMATION (a)
Credit-related statistics:
Total nonperforming assets	$106	$95	$104	$93	$90
Net charge-offs (b)	$21	$31	$19	$14	$12
Annualized net charge-off ratio	.34%	.50%	.31%	.23%	.20%

Home equity portfolio credit statistics:
% of first lien positions	43%	44%	45%	45%	46%
Weighted average loan-to-value ratios	70%	69%	69%	68%	68%
Weighted average FICO scores	728	728	728	727	728
Loans 90 days past due	.24%	.22%	.21%	.22%	.21%

Checking-related statistics:
Retail Banking checking relationships	1,954,000	1,958,000	1,956,000	1,950,000	1,934,000
Consumer DDA households using online banking	938,000	920,000	897,000	880,000	855,000
% of consumer DDA households using online banking	53%	52%	51%	50%	49%
Consumer DDA households using online bill payment	404,000	361,000	305,000	253,000	205,000
% of consumer DDA households using online bill payment	23%	20%	17%	14%	12%

Small business managed deposits:
On-balance sheet
Noninterest-bearing demand	$4,387	$4,370	$4,319	$4,357	$4,555
Interest-bearing demand	1,724	1,545	1,392	1,454	1,656
Money market	2,755	2,658	2,617	2,705	2,941
Certificates of deposit	802	647	574	553	530
Off-balance sheet (c)
Small business sweep checking	1,812	1,676	1,532	1,454	1,392

Total managed deposits	$11,480	$10,896	$10,434	$10,523	$11,074

Brokerage statistics:
Margin loans	$163	$170	$194	$205	$217
Financial consultants (d)	758	752	775	783	779
Full service brokerage offices	99	99	100	100	100
Brokerage account assets (billions)	$46	$44	$43	$43	$42

Other statistics:
Gains on sales of education loans (e)	$11	$11	$7	$4	$4
Full-time employees	9,549	9,531	9,674	9,725	9,679
Part-time employees	1,829	1,660	1,526	1,373	1,117
ATMs	3,581	3,594	3,553	3,763	3,721
Branches (f)	852	848	846	846	839

ASSETS UNDER ADMINISTRATION (in billions) (g)
Assets under management
Personal	$44	$42	$40	$40	$40
Institutional	10	10	10	10	9

Total	$54	$52	$50	$50	$49

Asset Type
Equity	$34	$32	$31	$32	$31
Fixed income	12	12	12	12	12
Liquidity/Other	8	8	7	6	6

Total	$54	$52	$50	$50	$49

Nondiscretionary assets under administration

Personal	$25	$27	$25	$28	$27
Institutional	61	62	60	59	57

Total	$86	$89	$85	$87	$84

Asset Type
Equity	$33	$32	$31	$33	$33
Fixed income	24	27	26	26	24
Liquidity/Other	29	30	28	28	27

Total	$86	$89	$85	$87	$84

(a)	Presented as of period-end, except for net charge-offs, annualized net charge-off ratio, gains on sales of education loans, and small business deposits, which are for the three months ended.

(b)	The increase at September 30, 2006 was primarily due to a single large overdraft fraud that occurred during the second quarter of 2006.

(c)	Represents small business balances, a portion of which are calculated on a one-month lag. These balances are swept into liquidity products managed by other PNC business segments, the majority of which are off-balance sheet.

(d)	Financial consultants provide services in full service brokerage offices and PNC traditional branches.

(e)	Included in "Noninterest income-Other" on page 10.

(f)	Excludes certain satellite branches that provide limited products and service hours.

(g)	Excludes brokerage account assets.

THE PNC FINANCIAL SERVICES GROUP, INC.

Retail Banking Efficiency Ratios (Unaudited)

	Three months ended					Year ended December 31
	December 31	September 30	June 30	March 31	December 31
	2006	2006	2006	2006	2005	2006	2005
Efficiency (a)	59%	58%	59%	58%	57%	58%	60%
Efficiency, as adjusted (b)	56%	56%	57%	57%	55%	56%	58%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income.

(b)	Calculated by excluding the impact of Hilliard Lyons activities included within the Retail Banking business segment. Activities excluded are the principal activities of Hilliard Lyons on a management reporting basis, including client-related brokerage and trading, investment banking and investment management. Industry-wide efficiency measures for brokerage firms and asset management firms differ significantly due primarily to the highly variable compensation structure of brokerage firms. We believe the disclosure of an efficiency ratio for Retail Banking excluding the impact of these Hilliard Lyons activities is meaningful for investors as it provides a more relevant basis of comparison with other retail banking franchises.

Reconciliation	of amounts with amounts used in the calculation of the adjusted Retail Banking efficiency ratio:

	Three months ended					Year ended December 31
	December 31	September 30	June 30	March 31	December 31
In millions	2006	2006	2006	2006	2005	2006	2005
Revenue	$799	$791	$782	$753	$755	$3,125	$2,868
Less: Hilliard Lyons	52	48	50	56	48	206	198

Revenue, as adjusted	$747	$743	$732	$697	$707	$2,919	$2,670
Noninterest expense	$471	$456	$460	$440	$434	$1,827	$1,726
Less: Hilliard Lyons	50	43	45	45	44	183	178

Noninterest expense, as adjusted	$421	$413	$415	$395	$390	$1,644	$1,548

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited)

Year ended December 31 Taxable-equivalent basis (a) Dollars in millions except as noted	2006	2005
INCOME STATEMENT
Net interest income	$720	$739
Noninterest income
Corporate service fees	526	398
Other	226	198

Noninterest income	752	596

Total revenue	1,472	1,335
Provision for (recoveries of) credit losses	42	(30)
Noninterest expense	749	658

Pretax earnings	681	707
Income taxes	218	227

Earnings	$463	$480

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$9,925	$10,656
Commercial real estate	2,876	2,289
Commercial - real estate related	2,433	2,071
Asset-based lending	4,467	4,203

Total loans (b)	19,701	19,219
Loans held for sale	893	752
Goodwill and other intangible assets	1,352	1,064
Other assets	4,602	4,274

Total assets	$26,548	$25,309

Deposits
Noninterest-bearing demand	$6,771	$6,025
Money market	2,654	2,670
Other	907	687

Total deposits	10,332	9,382
Commercial paper (c)		1,838
Other liabilities	3,771	3,348
Capital	1,976	1,724

Total funds	$16,079	$16,292

PERFORMANCE RATIOS
Return on average capital	23%	28%
Noninterest income to total revenue	51	45
Efficiency	51	49

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$136	$98
Acquisitions/additions	102	74
Repayments/transfers	(38)	(36)

End of period	$200	$136

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$424	$410
Capital Markets	$283	$175
Midland Loan Services	$184	$144
Total loans (e)	$20,054	$18,817
Nonperforming assets (e)	$63	$124
Net charge-offs (recoveries)	$54	$(23)
Full-time employees (e)	1,936	1,861
Net gains on commercial mortgage loan sales	$55	$61
Net carrying amount of commercial mortgage servicing rights (e)	$471	$344

(a)	See notes (a) and (e) on page 6.

(b)	Includes lease financing and, for 2005 as applicable, Market Street. Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005.

(c)	Includes Market Street for 2005 as applicable. See Supplemental Average Balance Sheet Information on pages 19 and 20.

(d)	Represents consolidated PNC amounts.

(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.

Corporate & Institutional Banking (Unaudited)

Three months ended Taxable-equivalent basis (a) Dollars in millions except as noted	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
INCOME STATEMENT
Net interest income	$190	$182	$173	$175	$184
Noninterest income
Corporate service fees	149	131	133	113	118
Other	55	43	76	52	56

Noninterest income	204	174	209	165	174

Total revenue	394	356	382	340	358
Provision for credit losses	6	7	17	12	23
Noninterest expense	199	182	192	176	177

Pretax earnings	189	167	173	152	158
Income taxes	60	54	57	47	50

Earnings	$129	$113	$116	$105	$108

AVERAGE BALANCE SHEET
Loans
Corporate (b)	$10,193	$9,966	$9,981	$9,685	$9,829
Commercial real estate	3,143	2,953	2,760	2,643	2,620
Commercial - real estate related	2,189	2,476	2,484	2,454	2,219
Asset-based lending	4,594	4,563	4,452	4,252	4,227

Total loans (b)	20,119	19,958	19,677	19,034	18,895
Loans held for sale	965	865	875	866	923
Goodwill and other intangible assets	1,399	1,366	1,328	1,314	1,265
Other assets	4,988	4,721	4,411	4,282	4,243

Total assets	$27,471	$26,910	$26,291	$25,496	$25,326

Deposits
Noninterest-bearing demand	$7,210	$6,817	$6,353	$6,697	$6,526
Money market	3,644	2,678	2,168	2,110	2,886
Other	921	995	933	777	717

Total deposits	11,775	10,490	9,454	9,584	10,129
Commercial paper (c)					514
Other liabilities	4,028	3,885	3,722	3,439	3,405
Capital	2,054	1,879	2,027	1,945	1,787

Total funds	$17,857	$16,254	$15,203	$14,968	$15,835

PERFORMANCE RATIOS
Return on average capital	25%	24%	23%	22%	24%
Noninterest income to total revenue	52	49	55	49	49
Efficiency	51	51	50	52	49

COMMERCIAL MORTGAGE
SERVICING PORTFOLIO (in billions)
Beginning of period	$180	$151	$140	$136	$126
Acquisitions/additions	33	37	19	13	21
Repayments/transfers	(13)	(8)	(8)	(9)	(11)

End of period	$200	$180	$151	$140	$136

OTHER INFORMATION
Consolidated revenue from: (d)
Treasury Management	$108	$108	$106	$102	$105
Capital Markets	$79	$64	$76	$64	$62
Midland Loan Services	$53	$47	$42	$42	$41
Total loans (e)	$20,054	$20,405	$20,057	$19,447	$18,817
Nonperforming assets (e)	$63	$94	$125	$112	$124
Net charge-offs	$24	$14	$12	$4	$28
Full-time employees (e)	1,936	1,925	1,899	1,892	1,861
Net gains on commercial mortgage loan sales	$18	$12	$18	$7	$13
Net carrying amount of commercial mortgage servicing rights (e)	$471	$414	$385	$353	$344

(a)	See notes (a) and (e) on page 6.

(b)	Includes lease financing and Market Street until Market Street was deconsolidated from our Consolidated Balance Sheet effective October 17, 2005.

(c)	Includes Market Street as applicable.

(d)	Represents consolidated PNC amounts.

(e)	Presented as of period-end.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

Year ended December 31 Dollars in millions except as noted	2006	2005
INCOME STATEMENT
Servicing revenue	$747	$732
Distribution/out-of-pocket revenue	170	147
Other revenue		10

Total operating revenue	917	889

Operating expense	519	524
Distribution/out-of-pocket expenses	170	147
Amortization of other intangibles, net	14	14

Total expense	703	685

Operating income	214	204
Debt financing	42	38
Nonoperating income (expense) (b)	4	(5)

Pretax earnings	176	161
Income taxes	52	57

Earnings	$124	$104

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,012	$1,025
Other assets	1,192	1,103

Total assets	$2,204	$2,128

Debt financing	$792	$890
Other liabilities	917	864
Shareholder's equity	495	374

Total funds	$2,204	$2,128

PERFORMANCE RATIOS
Return on average equity	29%	32%
Operating margin (c)	23	23
Operating margin, as adjusted (d)	29	27

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (e)
Domestic	$746	$754
Offshore	91	81

Total	$837	$835

Asset type (in billions)
Money market	$281	$361
Equity	354	305
Fixed income	117	104
Other	85	65

Total	$837	$835

Custody fund assets (in billions)	$427	$476

Shareholder accounts (in millions)
Transfer agency	18	19
Subaccounting	50	43

Total	68	62

OTHER INFORMATION
Full-time employees (at December 31)	4,381	4,391

(a)	See notes (a) and (e) on page 6.

(b)	Net of nonoperating expense.

(c)	Operating income divided by total operating revenue.

(d)	Reconciliation of reported amounts to amounts used in the calculation of the operating margin, as adjusted:

Total operating revenue	$917	$889
Less: PFPC distribution/out-of-pocket revenue	170	147

Total operating revenue, as adjusted	$747	$742

Total expense	$703	$685
Less: PFPC distribution/out-of-pocket expenses	170	147

Total expense, as adjusted	$533	$538

Total operating income, as adjusted	$214	$204

We have provided the operating margin, as adjusted, because the distribution/out-of-pocket revenue and expenses have no impact on PFPC earnings. Therefore, we believe that this adjusted performance ratio may assist shareholders, investor analysts, regulators and others in their evaluation of PFPC’s performance.

(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

PFPC (Unaudited) (a)

Three months ended Dollars in millions except as noted	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
INCOME STATEMENT
Servicing revenue	$190	$183	$184	$190	$185
Distribution/out-of-pocket revenue	64	35	34	37	32

Total operating revenue	254	218	218	227	217

Operating expense	129	128	129	133	129
Distribution/out-of-pocket expenses	64	35	34	37	32
Amortization of other intangibles, net	4	3	4	3	4

Total expense	197	166	167	173	165

Operating income	57	52	51	54	52
Debt financing	10	11	11	10	10
Nonoperating income	1	1	1	1	2

Pretax earnings	48	42	41	45	44
Income taxes (b)	17	2	15	18	15

Earnings	$31	$40	$26	$27	$29

PERIOD-END BALANCE SHEET
Goodwill and other intangible assets	$1,012	$1,015	$1,018	$1,022	$1,025
Other assets	1,192	1,038	1,398	1,363	1,103

Total assets	$2,204	$2,053	$2,416	$2,385	$2,128

Debt financing	$792	$813	$852	$890	$890
Other liabilities	917	772	1,137	1,094	864
Shareholder's equity	495	468	427	401	374

Total funds	$2,204	$2,053	$2,416	$2,385	$2,128

PERFORMANCE RATIOS
Return on average equity	26%	35%	25%	28%	32%
Operating margin (c)	22	24	23	24	24
Operating margin, as adjusted (d)	30	28	28	28	28

SERVICING STATISTICS (at period end)
Accounting/administration net fund assets (in billions) (e)
Domestic	$746	$695	$671	$665	$754
Offshore	91	79	72	85	81

Total	$837	$774	$743	$750	$835

Asset type (in billions)
Money market	$281	$260	$247	$238	$361
Equity	354	331	317	338	305
Fixed income	117	111	110	107	104
Other	85	72	69	67	65

Total	$837	$774	$743	$750	$835

Custody fund assets (in billions)	$427	$399	$389	$383	$476

Shareholder accounts (in millions)
Transfer agency	18	18	18	20	19
Subaccounting	50	48	47	45	43

Total	68	66	65	65	62

OTHER INFORMATION
Period-end full-time employees	4,381	4,317	4,314	4,291	4,391

(a)	See notes (a) and (e) on page 6.
(b)	Income taxes for the quarter ended September 30, 2006 included the benefit of a $13.5 million reversal of deferred taxes related to foreign subsidiary earnings.
(c)	Operating income divided by total operating revenue.
(d)	Reconciliation of reported amounts to amounts used in the calculation of the operating margin, as adjusted:

Total operating revenue	$254	$218	$218	$227	$217
Less: PFPC distribution/out-of-pocket revenue	64	35	34	37	32

Total operating revenue, as adjusted	$190	$183	$184	$190	$185

Total expense	$197	$166	$167	$173	$165
Less: PFPC distribution/out-of-pocket expenses	64	35	34	37	32

Total expense, as adjusted	$133	$131	$133	$136	$133

Total operating income, as adjusted	$57	$52	$51	$54	$52

We have provided the operating margin, as adjusted, because the distribution/out-of-pocket revenue and expenses have no impact on PFPC earnings. Therefore, we believe that this adjusted performance ratio may assist shareholders, investor analysts, regulators and others in their evaluation of PFPC’s performance.

(e)	Includes alternative investment net assets serviced.

THE PNC FINANCIAL SERVICES GROUP, INC.

Efficiency Ratios (Unaudited)

	Three months ended					Year ended
	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
Efficiency, as reported (a)	63%	33%	64%	67%	66%	52%	68%
Efficiency, as adjusted (b)	63%	62%	60%	63%	63%	62%	66%
Efficiency, as adjusted and excluding PFPC distribution/ out-of-pocket revenue and expenses (b)	61%	61%	59%	61%	62%	61%	65%

(a)	Calculated as noninterest expense divided by the sum of net interest income and noninterest income on the Consolidated Income Statement.
(b)	The following present calculations of PNC's efficiency ratio (1) adjusted to illustrate the impact of certain significant 2006 items and adjusted as if we had recorded our investment in BlackRock on the equity method for all periods presented, and (2) further adjusted by excluding PFPC distribution/out-of-pocket revenue and expenses primarily associated with pooled investment vehicles to illustrate the impact of certain items due to the magnitude of the aggregate of those items. We have provided these adjusted amounts and reconciliations so that shareholders, investor analysts, regulators and others will be better able to evaluate the impact of certain significant items on our "as reported" efficiency ratio for these periods, in addition to providing a basis of comparability for the impact of BlackRock. Amounts used for these adjusted ratios are reconciled to amounts used in the PNC efficiency ratio as reported (GAAP basis).

	Three months ended					Year ended
Dollars in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
Reconciliation of GAAP amounts with amounts used in the calculation of the adjusted efficiency ratio:
GAAP basis - net interest income	$566	$567	$556	$556	$555	$2,245	$2,154
Adjustment to net interest income: BlackRock equity method (c)		(3)	(4)	(3)	(5)	(10)	(12)

Adjusted net interest income	$566	$564	$552	$553	$550	$2,235	$2,142

GAAP basis - noninterest income	$969	$2,943	$1,230	$1,185	$1,154	$6,327	$4,173
Adjustments:
Gain on BlackRock/MLIM transaction		(2,078)				(2,078)
Securities portfolio rebalancing loss		196				196
Mortgage loan portfolio repositioning loss		48				48
BlackRock/MLIM transaction integration costs	10					10
BlackRock equity method (c)		(277)	(312)	(354)	(317)	(943)	(1,051)

Adjusted noninterest income	$979	$832	$918	$831	$837	$3,560	$3,122

Adjusted total revenue	$1,545	$1,396	$1,470	$1,384	$1,387	$5,795	$5,264

GAAP basis - noninterest expense	$969	$1,167	$1,145	$1,162	$1,127	$4,443	$4,306
Adjustments:
BlackRock/MLIM transaction integration costs		(72)	(13)	(6)		(91)
BlackRock equity method (c)		(223)	(251)	(291)	(257)	(765)	(853)

Adjusted noninterest expense	$969	$872	$881	$865	$870	$3,587	$3,453

Adjusted efficiency ratio	63%	62%	60%	63%	63%	62%	66%

Amounts further adjusted by excluding PFPC distribution/out-of-pocket revenue and expenses:
Adjusted net interest income	$566	$564	$552	$553	$550	$2,235	$2,142
Adjusted noninterest income	$979	$832	$918	$831	$837	$3,560	$3,122
Less: PFPC distribution/out-of-pocket revenue	64	35	34	37	32	170	147

Noninterest income, as adjusted and excluding PFPC distribution/out-of-pocket revenue	$915	$797	$884	$794	$805	$3,390	$2,975

Total revenue, as adjusted and excluding PFPC distribution/out-of-pocket revenue	$1,481	$1,361	$1,436	$1,347	$1,355	$5,625	$5,117

Adjusted noninterest expense	$969	$872	$881	$865	$870	$3,587	$3,453
Less: PFPC distribution/out-of-pocket expenses	64	35	34	37	32	170	147

Noninterest expense, as adjusted and excluding PFPC distribution/out-of-pocket expenses	$905	$837	$847	$828	$838	$3,417	$3,306

Efficiency ratio, as adjusted and excluding PFPC distribution/out-of-pocket revenue and expenses	61%	61%	59%	61%	62%	61%	65%

(c)	See Appendix to Financial Supplement.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Net Interest Income, Net Interest Margin, and Trading Revenue (Unaudited)

Taxable-equivalent basis

	Three months ended					Year ended
Net Interest Income In millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
Interest income
Loans	$824	$841	$801	$750	$730	$3,216	$2,680
Securities available for sale and held to maturity	279	272	255	244	234	1,050	825
Other	119	97	76	79	83	371	262

Total interest income	1,222	1,210	1,132	1,073	1,047	4,637	3,767

Interest expense
Deposits	450	434	379	327	305	1,590	981
Borrowed funds	201	202	191	183	174	777	599

Total interest expense	651	636	570	510	479	2,367	1,580

Net interest income (a)	$571	$574	$562	$563	$568	$2,270	$2,187

(a)	The following is a reconciliation of net interest income as reported in the Consolidated Income Statement (GAAP basis) to net interest income on a taxable-equivalent basis:

	Three months ended					Year ended
In millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
Net interest income, GAAP basis	$566	$567	$556	$556	$555	$2,245	$2,154
Taxable-equivalent adjustment	5	7	6	7	13	25	33

Net interest income, taxable-equivalent basis	$571	$574	$562	$563	$568	$2,270	$2,187

	Three months ended					Year ended
Net Interest Margin	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
Average yields/rates
Yield on interest-earning assets
Loans	6.63%	6.59%	6.38%	6.14%	5.91%	6.49%	5.66%
Securities available for sale and held to maturity	5.27	5.01	4.76	4.66	4.49	4.93	4.28
Other	5.56	5.78	5.23	5.04	5.00	5.45	4.11
Total yield on interest-earning assets	6.15	6.09	5.84	5.64	5.44	5.97	5.16
Rate on interest-bearing liabilities
Deposits	3.54	3.43	3.11	2.81	2.58	3.25	2.21
Borrowed funds	5.39	5.40	5.06	4.65	4.23	5.17	3.70
Total rate on interest-bearing liabilities	3.97	3.88	3.56	3.27	3.01	3.70	2.61

Interest rate spread	2.18	2.21	2.28	2.37	2.43	2.27	2.55
Impact of noninterest-bearing sources	.70	.68	.62	.58	.53	.65	.45

Net interest margin	2.88%	2.89%	2.90%	2.95%	2.96%	2.92%	3.00%

	Three months ended					Year ended
Trading Revenue (b) In millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005	December 31 2006	December 31 2005
Net interest income (expense)	$(2)	$(1)	$(3)		$2	$(6)	$9
Noninterest income	33	38	55	$57	49	183	157

Total trading revenue	$31	$37	$52	$57	$51	$177	$166

Securities underwriting and trading (c)	$11	$7	$6	$14	$6	$38	$47
Foreign exchange	13	11	17	14	12	55	39
Financial derivatives	7	19	29	29	33	84	80

Total trading revenue	$31	$37	$52	$57	$51	$177	$166

(b)	See pages 19-22 for disclosure of average trading assets and liabilities.
(c)	Includes changes in fair value for certain loans accounted for at fair value. See pages 19 and 21 for disclosure of average loans at fair value.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

Year ended December 31- in millions	2006	2005
Assets
Interest-earning assets
Securities available for sale and held to maturity
Mortgage-backed, asset-backed, and other debt	$14,670	$11,377
U.S. Treasury and government agencies/corporations	6,251	7,558
State and municipal	148	167
Corporate stocks and other	246	173

Total securities available for sale and held to maturity (a) (b)	21,315	19,275
Loans, net of unearned income
Commercial	20,201	19,007
Commercial real estate	3,212	2,609
Consumer	16,125	16,208
Residential mortgage	6,888	6,136
Lease financing	2,777	2,944
Other	363	453

Total loans, net of unearned income (a)	49,566	47,357
Loans held for sale	2,683	2,301
Federal funds sold and resale agreements	1,143	985
Other	2,985	3,083

Total interest-earning assets	77,692	73,001
Noninterest-earning assets
Allowance for loan and lease losses	(591)	(632)
Cash and due from banks	3,121	3,164
Other assets	14,790	13,015

Total assets (a)	$95,012	$88,548

Supplemental Average Balance Sheet Information
Loans
Loans excluding conduit	$49,566	$45,691
Market Street conduit (a)		1,666

Total loans (a)	$49,566	$47,357

Trading Assets
Securities (c)	$1,712	$1,850
Resale agreements (d)	623	663
Financial derivatives (e)	1,148	772
Loans at fair value (e)	128

Total trading assets	$3,611	$3,285

(a)	We deconsolidated Market Street from our Consolidated Balance Sheet in October 2005. Assets and liabilities of Market Street, consisting primarily of securities, loans, and commercial paper, are not reflected in our Average Consolidated Balance Sheet after October 17, 2005.
(b)	Securities held to maturity totaled less than $.5 million for the year ended December 31, 2006 and $1 million for the year ended December 31, 2005 and are included in the "Mortgage-backed, asset-backed, and other debt" category above.
(c)	Included in "Interest-earning assets-Other" above.
(d)	Included in "Federal funds sold and resale agreements" above.
(e)	Included in "Noninterest-earning assets-Other assets" above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

Year ended December 31- in millions	2006	2005
Liabilities, Minority and Noncontrolling Interests, and Shareholders' Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$19,745	$17,930
Demand	8,187	8,224
Savings	2,081	2,645
Retail certificates of deposit	13,999	11,623
Other time	1,364	1,559
Time deposits in foreign offices	3,613	2,347

Total interest-bearing deposits	48,989	44,328
Borrowed funds
Federal funds purchased	3,081	2,098
Repurchase agreements	2,205	2,189
Bank notes and senior debt	3,128	3,198
Subordinated debt	4,417	4,044
Commercial paper (a)	166	2,223
Other	2,046	2,447

Total borrowed funds	15,043	16,199

Total interest-bearing liabilities	64,032	60,527
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders' equity
Demand and other noninterest-bearing deposits	14,320	13,309
Allowance for unfunded loan commitments and letters of credit	106	80
Accrued expenses and other liabilities	6,672	6,098
Minority and noncontrolling interests in consolidated entities	600	542
Shareholders' equity	9,282	7,992

Total liabilities, minority and noncontrolling interests, and shareholders' equity	$95,012	$88,548

Supplemental Average Balance Sheet Information

Deposits and Other
Interest-bearing deposits	$48,989	$44,328
Demand and other noninterest-bearing deposits	14,320	13,309

Total deposits	$63,309	$57,637

Transaction deposits	$42,252	$39,463
Market Street commercial paper (a)		$1,837
Common shareholders' equity	$9,275	$7,984

Trading Liabilities
Securities sold short (b)	$965	$993
Repurchase agreements and other borrowings (c)	833	1,044
Financial derivatives (d)	1,103	825
Borrowings at fair value (d)	31

Total trading liabilities	$2,932	$2,862

(a)	See note (a) on page 19.
(b)	Included in "Borrowed funds-Other" above.
(c)	Included in "Borrowed funds-Repurchase agreements" and "Borrowed funds-Other" above.
(d)	Included in "Accrued expenses and other liabilities" above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited)

Three months ended - in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Assets
Interest-earning assets
Securities available for sale and held to maturity
Mortgage-backed, asset-backed, and other debt	$16,747	$15,109	$13,771	$13,007	$12,541
U.S. Treasury and government agencies/corporations	4,066	6,187	7,263	7,527	7,952
State and municipal	140	144	152	156	161
Corporate stocks and other	277	259	230	216	163

Total securities available for sale and held to maturity (a) (b)	21,230	21,699	21,416	20,906	20,817
Loans, net of unearned income
Commercial	20,458	20,431	20,348	19,556	19,130
Commercial real estate	3,483	3,268	3,071	3,021	2,983
Consumer	16,272	16,150	16,049	16,184	16,310
Residential mortgage	5,606	7,332	7,353	7,272	7,175
Lease financing	2,789	2,790	2,761	2,769	2,821
Other	385	367	354	344	364

Total loans, net of unearned income (a)	48,993	50,338	49,936	49,146	48,783
Loans held for sale	3,167	2,408	2,411	2,745	2,715
Federal funds sold and resale agreements	2,049	1,401	613	488	643
Other	3,198	2,805	2,795	3,147	3,248

Total interest-earning assets	78,637	78,651	77,171	76,432	76,206
Noninterest-earning assets
Allowance for loan and lease losses	(557)	(609)	(600)	(600)	(628)
Cash and due from banks	2,999	3,161	3,140	3,187	3,325
Other	17,969	14,142	13,736	13,110	13,167

Total assets (a)	$99,048	$95,345	$93,447	$92,129	$92,070

Supplemental Average Balance Sheet Information

Trading Assets
Securities (c)	$2,111	$1,460	$1,477	$1,797	$1,852
Resale agreements (d)	1,247	537	378	321	593
Financial derivatives (e)	1,209	1,220	1,251	908	849
Loans at fair value (e)	172	168	170

Total trading assets	$4,739	$3,385	$3,276	$3,026	$3,294

(a)	We deconsolidated Market Street from our Consolidated Balance Sheet in October 2005. Assets and liabilities of Market Street, consisting primarily of securities, loans, and commercial paper, are not reflected in our Average Consolidated Balance Sheet after October 17, 2005. Average total loans and average commercial paper for the fourth quarter of 2005 included $430 million and $514 million, respectively, related to Market Street.
(b)	Securities held to maturity totaled less than $.5 million for each of the periods presented and are included in the "Mortgage-backed, asset-backed, and other debt" category above.
(c)	Included in "Interest-earning assets-Other" above.
(d)	Included in "Federal funds sold and resale agreements" above.
(e)	Included in "Noninterest-earning assets-Other" above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Average Consolidated Balance Sheet (Unaudited) (Continued)

Three months ended - in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Liabilities, Minority and Noncontrolling Interests, and Shareholders' Equity
Interest-bearing liabilities
Interest-bearing deposits
Money market	$20,879	$20,565	$19,019	$18,482	$19,194
Demand	8,143	8,075	8,229	8,304	8,378
Savings	1,882	2,021	2,177	2,250	2,377
Retail certificates of deposit	14,837	14,209	13,686	13,243	12,804
Other time	1,355	1,467	1,323	1,309	1,527
Time deposits in foreign offices	3,068	3,712	4,276	3,396	2,482

Total interest-bearing deposits	50,164	50,049	48,710	46,984	46,762
Borrowed funds
Federal funds purchased	3,167	3,831	2,715	2,594	2,518
Repurchase agreements	2,264	2,027	2,226	2,307	1,915
Bank notes and senior debt	2,757	2,801	3,145	3,824	3,558
Subordinated debt	4,361	4,436	4,437	4,437	4,438
Commercial paper (a)	88	153	206	219	798
Other	2,073	1,474	2,298	2,380	2,960

Total borrowed funds	14,710	14,722	15,027	15,761	16,187

Total interest-bearing liabilities	64,874	64,771	63,737	62,745	62,949
Noninterest-bearing liabilities, minority and noncontrolling interests, and shareholders' equity
Demand and other noninterest-bearing deposits	14,827	14,549	13,926	13,966	14,057
Allowance for unfunded loan commitments and letters of credit	117	104	103	101	80
Accrued expenses and other liabilities	7,882	6,346	6,305	6,106	6,049
Minority and noncontrolling interests in consolidated entities	542	640	631	589	599
Shareholders' equity	10,806	8,935	8,745	8,622	8,336

Total liabilities, minority and noncontrolling interests, and shareholders' equity	$99,048	$95,345	$93,447	$92,129	$92,070

Supplemental Average Balance Sheet Information

Deposits and Other
Interest-bearing deposits	$50,164	$50,049	$48,710	$46,984	$46,762
Demand and other noninterest-bearing deposits	14,827	14,549	13,926	13,966	14,057

Total deposits	$64,991	$64,598	$62,636	$60,950	$60,819
Transaction deposits	$43,849	$43,189	$41,174	$40,752	$41,629
Common shareholders' equity	$10,799	$8,928	$8,738	$8,615	$8,328

Trading Liabilities
Securities sold short (b)	$1,553	$867	$769	$663	$961
Repurchase agreements and other borrowings (c)	1,096	708	641	886	985
Financial derivatives (d)	1,156	1,151	1,200	901	908
Borrowings at fair value (d)	34	40	48

Total trading liabilities	$3,839	$2,766	$2,658	$2,450	$2,854

(a)	See note (a) on page 21.
(b)	Included in "Borrowed funds-Other" above.
(c)	Included in "Borrowed funds-Repurchase agreements" and "Borrowed funds-Other" above.
(d)	Included in "Accrued expenses and other liabilities" above.

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Loans and Lending Statistics (Unaudited)

Loans

Period ended - in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Commercial
Retail/wholesale	$5,301	$5,245	$5,393	$4,962	$4,854
Manufacturing	4,189	4,318	4,164	4,113	4,045
Other service providers	2,186	2,155	2,179	2,114	1,986
Real estate related	2,825	3,000	2,903	2,845	2,577
Financial services	1,324	1,423	1,479	1,561	1,438
Health care	707	685	641	651	616
Other	4,052	3,858	3,805	3,681	3,809

Total commercial	20,584	20,684	20,564	19,927	19,325

Commercial real estate
Real estate projects	2,716	2,691	2,438	2,325	2,244
Mortgage	816	794	768	721	918

Total commercial real estate	3,532	3,485	3,206	3,046	3,162

Equipment lease financing	3,556	3,609	3,583	3,558	3,628

Total commercial lending	27,672	27,778	27,353	26,531	26,115

Consumer
Home equity	13,749	13,876	13,853	13,787	13,790
Automobile	1,135	1,061	1,008	958	938
Other	1,631	1,419	1,388	1,363	1,445

Total consumer	16,515	16,356	16,249	16,108	16,173

Residential mortgage	6,337	5,234	7,416	7,362	7,307
Other	376	347	358	352	341
Unearned income	(795)	(815)	(828)	(832)	(835)

Total, net of unearned income	$50,105	$48,900	$50,548	$49,521	$49,101

	December 31 2006	December 31 2005
Commercial Lending Exposure (a) (b)
Investment grade or equivalent	49%	46%
Non-investment grade
$50 million or greater	2%	2%
All other non-investment grade	49%	52%

Total	100%	100%

(a)	Includes all commercial loans in the Retail Banking and Corporate & Institutional Banking business segments.
(b)	Exposure represents the sum of all loans, leases, commitments and letters of credit.

THE PNC FINANCIAL SERVICES GROUP, INC.

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit and Net Unfunded Commitments (Unaudited)

Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Beginning balance	$566	$611	$597	$596	$634
Charge-offs
Commercial	(23)	(39)	(30)	(16)	(8)
Commercial real estate	(1)	(2)			(1)
Equipment lease financing (a)	(14)				(29)
Consumer	(15)	(13)	(12)	(12)	(12)
Residential mortgage	(1)	(2)			(1)

Total charge-offs (a)	(54)	(56)	(42)	(28)	(51)
Recoveries
Commercial	3	6	4	6	6
Commercial real estate	1
Equipment lease financing	1		4
Consumer	4	3	4	4	4

Total recoveries	9	9	12	10	10
Net recoveries (charge-offs)
Commercial	(20)	(33)	(26)	(10)	(2)
Commercial real estate		(2)			(1)
Equipment lease financing (a)	(13)		4		(29)
Consumer	(11)	(10)	(8)	(8)	(8)
Residential mortgage	(1)	(2)			(1)

Total net charge-offs (a)	(45)	(47)	(30)	(18)	(41)
Provision for credit losses	42	16	44	22	24
Net change in allowance for unfunded loan commitments and letters of credit	(3)	(14)		(3)	(21)

Ending balance	$560	$566	$611	$597	$596

Supplemental Information
Commercial lending net charge-offs (a) (b)	$(33)	$(35)	$(22)	$(10)	$(32)
Consumer lending net charge-offs (c)	(12)	(12)	(8)	(8)	(9)

Total net charge-offs (a)	$(45)	$(47)	$(30)	$(18)	$(41)
Net charge-offs to average loans
Commercial lending	.49%	.52%	.34%	.16%	.51%
Consumer lending	.22	.20	.14	.14	.15

(a)	Fourth quarter 2005 amounts reflect the impact of a charge-off related to a single leasing customer during that period.
(b)	Includes commercial, commercial real estate and equipment lease financing.
(c)	Includes consumer and residential mortgage.

Change in Allowance for Unfunded Loan Commitments and Letters of Credit

Three months ended - in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Beginning balance	$117	$103	$103	$100	$79
Net change in allowance for unfunded loan commitments and letters of credit	3	14		3	21

Ending balance	$120	$117	$103	$103	$100

Net Unfunded Commitments In millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Net unfunded commitments	$44,835	$43,804	$40,904	$40,806	$40,178

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited)

Nonperforming Assets by Type

Period ended - in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Nonaccrual loans
Commercial	$109	$112	$151	$127	$134
Commercial real estate	12	14	12	13	14
Equipment lease financing	1	14	16	16	17
Consumer	13	14	14	11	10
Residential mortgage	12	13	14	15	15

Total nonaccrual loans	147	167	207	182	190
Troubled debt restructured loan			1

Total nonperforming loans	147	167	208	182	190
Nonperforming loans held for sale (a)				1	1
Foreclosed and other assets
Equipment lease financing	12	12	12	13	13
Residential mortgage	10	9	8	8	9
Other	2	3	3	3	3

Total foreclosed and other assets	24	24	23	24	25

Total nonperforming assets (b)	$171	$191	$231	$207	$216

Nonperforming loans to total loans	.29%	.34%	.41%	.37%	.39%
Nonperforming assets to total loans, loans held for sale and foreclosed assets	.33	.36	.44	.40	.42
Nonperforming assets to total assets	.17	.19	.24	.22	.23
(a) Amounts represent troubled debt restructured loans held for sale.

(b) Excludes equity management assets carried at estimated fair value (amounts include troubled debt restructured assets of $4 million, $4 million, $7 million, $7 million, and $7 million, respectively).	$11	$12	$18	$21	$25

Change in Nonperforming Assets

In millions	Year ended
January 1, 2006	$216
Transferred from accrual	225
Returned to performing	(17)
Principal activity including payoffs	(116)
Asset sales	(17)
Charge-offs and valuation adjustments	(120)

December 31, 2006	$171

THE PNC FINANCIAL SERVICES GROUP, INC.

Details of Nonperforming Assets (Unaudited) (Continued)

Nonperforming Assets by Business

Period ended - in millions	December 31 2006	September 30 2006	June 30 2006	March 31 2006	December 31 2005
Retail Banking
Nonperforming loans	$96	$85	$95	$84	$81
Foreclosed and other assets	10	10	9	9	9

Total	$106	$95	$104	$93	$90

Corporate & Institutional Banking
Nonperforming loans	$50	$81	$112	$97	$108
Nonperforming loans held for sale				1	1
Foreclosed and other assets	13	13	13	14	15

Total	$63	$94	$125	$112	$124

Other (a)
Nonperforming loans	$1	$1	$1	$1	$1
Foreclosed and other assets	1	1	1	1	1

Total	$2	$2	$2	$2	$2

Consolidated Totals
Nonperforming loans	$147	$167	$208	$182	$190
Nonperforming loans held for sale				1	1
Foreclosed and other assets	24	24	23	24	25

Total	$171	$191	$231	$207	$216

(a)	Represents residential mortgages related to PNC's asset and liability management function.

Largest Nonperforming Assets at December 31, 2006 - in millions (b)

Ranking	Outstandings	Industry
1	$17	Food Manufacturing
2	12	Air Transportation
3	11	Computer and Electronic Product Mfg.
4	4	Real Estate
5	4	Fabricated Metal Product Mfg.
6	4	Construction of Buildings
7	4	Private Households
8	3	Truck Transportation
9	3	Merchant Wholesalers, Nondurable Goods
10	2	Motor Vehicle and Parts Dealers

Total	$64

As a percent of total nonperforming assets
	37%

(b)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Glossary of Terms

Accounting/administration net fund assets - Net domestic and foreign fund investment assets for which we provide accounting and administration services. We do not include these assets on our Consolidated Balance Sheet.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on available-for-sale debt securities, less goodwill and certain other intangible assets.

Annualized - Adjusted to reflect a full year of activity.

Assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Basis point - One hundredth of a percentage point.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred to held for sale and the loan’s market value is less than its carrying amount.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Custody assets - Investment assets held on behalf of clients under safekeeping arrangements. We do not include these assets on our Consolidated Balance Sheet. Investment assets held in custody at other institutions on our behalf are included in the appropriate asset categories on the Consolidated Balance Sheet as if physically held by us.

Derivatives - Financial contracts whose value is derived from publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including forward contracts, futures, options and swaps.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., vulnerable to rising rates). For example, if the duration of equity is +1.5 years, the economic value of equity declines by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; other short-term investments, including trading securities; loans held for sale; loans, net of unearned income; securities; and certain other assets.

Economic capital - Represents the amount of resources that our business segments should hold to guard against potentially large losses that could cause insolvency. It is based on a measurement of economic risk, as opposed to risk as defined by regulatory bodies. The economic capital measurement process involves converting a risk distribution to the capital that is required to support the risk, consistent with our target credit rating. As such, economic risk serves as a “common currency” of risk that allows us to compare different risks on a similar basis.

Economic value of equity (“EVE”) - The present value of the expected cash flows of our existing assets less the present value of the expected cash flows of our existing liabilities, plus the present value of the net cash flows of our existing off-balance sheet positions.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by the sum of net interest income and noninterest income.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of our business segments. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Leverage ratio - Tier 1 risk-based capital divided by adjusted average total assets.

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nondiscretionary assets under administration - Assets we hold for our customers/clients in a non-discretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Noninterest income to total revenue - Noninterest income divided by the sum of net interest income and noninterest income.

Nonperforming assets - Nonperforming assets include nonaccrual loans, troubled debt restructured loans, nonaccrual loans held for sale, foreclosed assets and other assets. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, consumer, and residential mortgage customers as well as troubled debt restructured loans. Nonperforming loans do not include nonaccrual loans held for sale or foreclosed and other assets. We do not accrue interest income on loans classified as nonperforming.

Operating leverage - The period to period percentage change in total revenue less the percentage change in noninterest expense. A positive percentage indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative percentage implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Return on average capital - Annualized net income divided by average capital.

Return on average assets - Annualized net income divided by average assets.

Return on average common equity - Annualized net income divided by average common shareholders’ equity.

Risk-weighted assets - Primarily computed by the assignment of specific risk-weights (as defined by The Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Tangible common equity ratio - Period-end common shareholders’ equity less goodwill and other intangible assets (excluding mortgage servicing rights) divided by period-end assets less goodwill and other intangible assets (excluding mortgage servicing rights).

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than a taxable asset. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we also provide revenue on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable assets. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Tier 1 risk-based capital - Tier 1 risk-based capital equals: total shareholders’ equity, plus trust preferred capital securities, plus certain minority interests that are held by others; less goodwill and certain other intangible assets, less equity investments in nonfinancial companies and less net unrealized holding losses on available-for-sale equity securities. Net unrealized holding gains on available-for-sale equity securities, net unrealized holding gains (losses) on available-for-sale debt securities and net unrealized holding gains (losses) on cash flow hedge derivatives are excluded from total shareholders’ equity for tier 1 risk-based capital purposes.

Tier 1 risk-based capital ratio - Tier 1 risk-based capital divided by period-end risk-weighted assets.

Total fund assets serviced - Total domestic and offshore fund investment assets for which we provide related processing services. We do not include these assets on our Consolidated Balance Sheet.

Total return swap - A non-traditional swap where one party agrees to pay the other the “total return” of a defined underlying asset (e.g., a loan), usually in return for receiving a stream of LIBOR-based cash flows. The total returns of the asset, including interest and any default shortfall, are passed through to the counterparty. The counterparty is therefore assuming the credit and economic risk of the underlying asset.

Total risk-based capital - Tier 1 risk-based capital plus qualifying senior and subordinated debt, other minority interest not qualified as tier 1, and the allowance for loan and lease losses, subject to certain limitations.

Total risk-based capital ratio - Total risk-based capital divided by period-end risk-weighted assets.

Transaction deposits - The sum of money market and interest-bearing demand deposits and demand and other noninterest-bearing deposits.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.

Business Segment Descriptions

Retail Banking provides deposit, lending, brokerage, trust, investment management, and cash management services to approximately 2.5 million consumer and small business customers within our primary geographic area. Our customers are serviced through approximately 850 offices in our branch network, the call center located in Pittsburgh and the Internet – www.pncbank.com. The branch network is located primarily in Pennsylvania; New Jersey; the greater Washington, D.C. area, including Virginia and Maryland; Ohio; Kentucky and Delaware. Brokerage services are provided through PNC Investments, LLC, and J.J.B. Hilliard, W.L. Lyons, Inc. Retail Banking also serves as investment manager and trustee for employee benefit plans and charitable and endowment assets and provides nondiscretionary defined contribution plan services and investment options through its Vested Interest® product. These services are provided to individuals and corporations primarily within our primary geographic markets.

Corporate & Institutional Banking provides lending, treasury management, and capital markets products and services to mid-sized corporations, government entities, and selectively to large corporations. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets products and services include foreign exchange, derivatives, loan syndications, mergers and acquisitions advisory and related services to middle-market companies, securities underwriting, and securities sales and trading. Corporate & Institutional Banking also provides commercial loan servicing, real estate advisory and technology solutions for the commercial real estate finance industry. Corporate & Institutional Banking provides products and services generally within our primary geographic markets, with certain products and services provided nationally.

BlackRock is one of the world’s largest publicly traded investment management firms. As of December 31, 2006, BlackRock’s assets under management were $1.1 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, BlackRock provides BlackRock Solutions® investment system, risk management, and financial advisory services to a growing number of institutional investors. The firm has a major presence in key global markets, including the United States, Europe, Asia, Australia and the Middle East. For additional information, please see the firm’s SEC reports on its website at www.blackrock.com. At December 31, 2006, PNC owned approximately 34% of BlackRock and accounts for its investment in BlackRock under the equity method.

PFPC is a leading full service provider of processing, technology and business solutions for the global investment industry. Securities services include custody, securities lending, and accounting and administration for funds registered under the 1940 Act and alternative investments. Investor services include transfer agency, managed accounts, subaccounting, and distribution. PFPC serviced $2.2 trillion in total assets and 68 million shareholder accounts as of December 31, 2006 both domestically and internationally through its Ireland and Luxembourg operations.

Additional Information About The PNC/Mercantile Transaction

The PNC Financial Services Group, Inc. and Mercantile Bankshares Corporation have filed a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by The PNC Financial Services Group, Inc. are available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Mercantile Bankshares are available free of charge from Mercantile Bankshares Corporation, 2 Hopkins Plaza, P.O. Box 1477, Baltimore, Maryland 21203, Attention: Investor Relations.

The directors, executive officers, and certain other members of management and employees of Mercantile Bankshares Corporation are participants in the solicitation of proxies in favor of the merger from the shareholders of Mercantile Bankshares Corporation. Information about the directors and executive officers of Mercantile Bankshares Corporation is set forth in the proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on March 29, 2006. Additional information regarding the interests of such participants is included in the proxy statement/prospectus filed with the SEC.

Appendix to Financial Supplement

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the year ended December 31, 2006 In millions	PNC As Reported	Adjustments (b)	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (c)	PNC As Adjusted
Net Interest Income
Interest income	$4,612		$(16)		$4,596
Interest expense	2,367		(6)		2,361

Net interest income	2,245		(10)		2,235
Provision for credit losses	124				124

Net interest income less provision for credit losses	2,121		(10)		2,111

Noninterest Income
Asset management	1,420	$10	(1,036)	$144	538
Other	4,907	(1,834)	(51)		3,022

Total noninterest income	6,327	(1,824)	(1,087)	144	3,560

Noninterest Expense
Compensation and benefits	2,432	(44)	(523)		1,865
Other	2,011	(47)	(242)		1,722

Total noninterest expense	4,443	(91)	(765)		3,587

Income before minority interest and income taxes	4,005	(1,733)	(332)	144	2,084
Minority interest in income of BlackRock	47	18	(65)
Income taxes	1,363	(663)	(130)	7	577

Net income	$2,595	$(1,088)	$(137)	$137	$1,507

For the year ended December 31, 2005 In millions	PNC As Reported	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (d)	PNC As Adjusted
Net Interest Income
Interest income	$3,734	$(20)		$3,714
Interest expense	1,580	(8)		1,572

Net interest income	2,154	(12)		2,142
Provision for credit losses	21			21

Net interest income less provision for credit losses	2,133	(12)		2,121

Noninterest Income
Asset management	1,443	(1,143)	$163	463
Other	2,730	(71)		2,659

Total noninterest income	4,173	(1,214)	163	3,122

Noninterest Expense
Compensation and benefits	2,393	(595)		1,798
Other	1,913	(258)		1,655

Total noninterest expense	4,306	(853)		3,453

Income before minority interest and income taxes	2,000	(373)	163	1,790
Minority interest in income of BlackRock	71	(71)
Income taxes	604	(150)	11	465

Net income	$1,325	$(152)	$152	$1,325

(a)	This adjusted condensed consolidated income statement reconciliation is provided for informational purposes only and reflects historical consolidated financial information of PNC (1) with amounts adjusted for the impact of certain significant 2006 items and (2) as if we had recorded our investment in BlackRock on the equity method for all periods presented. This reconciliation is from the reported GAAP amounts shown on pages 1 and 3 of the Financial Supplement to the corresponding adjusted amounts shown on pages 2 and 4 of the Financial Supplement. We have provided these adjusted amounts and reconciliations so that shareholders, investor analysts, regulators and others will be better able to evaluate the impact of certain significant items on our GAAP results for these periods, in addition to providing a basis of comparability for the impact of BlackRock. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. The absence of other adjustments is not intended to imply that there could not have been other similar types of adjustments, but any such adjustments would not have been similar in magnitude to the amount of the adjustments shown. Our third quarter 2006 Form 10-Q includes additional information regarding our BlackRock/Merrill Lynch Investment Managers ("MLIM") transaction accounting, securities portfolio rebalancing and mortgage loan portfolio repositioning.
(b)	Includes the impact of the following items, all on a pretax basis: $2,078 million gain on BlackRock/MLIM transaction, $196 million securities portfolio rebalancing loss, $101 million of BlackRock/MLIM transaction integration costs, and $48 million mortgage loan portfolio repositioning loss.
(c)	BlackRock investment revenue represents PNC's ownership interest in earnings of BlackRock excluding our share of pretax BlackRock/MLIM transaction integration costs totaling $101 million. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.
(d)	BlackRock investment revenue represents PNC's approximately 70% ownership interest in earnings of BlackRock at December 31, 2005. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.

Appendix to Financial Supplement (continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the three months ended December 31, 2006 In millions	PNC As Reported	BlackRock Equity Method - BlackRock/MLIM Transaction Integration Costs (b)	PNC As Adjusted

Net Interest Income
Interest income	$1,217		$1,217
Interest expense	651		651

Net interest income	566		566
Provision for credit losses	42		42

Net interest income less provision for credit losses	524		524

Noninterest Income
Asset management	149	$10	159
Other	820		820

Total noninterest income	969	10	979

Noninterest Expense
Compensation and benefits	497		497
Other	472		472

Total noninterest expense	969		969

Income before income taxes	524	10	534
Income taxes	148	2	150

Net income	$376	$8	$384

For the three months ended September 30, 2006 In millions	PNC As Reported	Adjustments (c)	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (d)	PNC As Adjusted

Net Interest Income
Interest income	$1,203		$(5)		$1,198
Interest expense	636		(2)		634

Net interest income	567		(3)		564
Provision for credit losses	16				16

Net interest income less provision for credit losses	551		(3)		548

Noninterest Income
Asset management	381		(302)	$43	122
Other	2,562	$(1,834)	(18)		710

Total noninterest income	2,943	(1,834)	(320)	43	832

Noninterest Expense
Compensation and benefits	659	(44)	(154)		461
Other	508	(28)	(69)		411

Total noninterest expense	1,167	(72)	(223)		872

Income before minority interest and income taxes	2,327	(1,762)	(100)	43	508
Minority interest in income of BlackRock	6	14	(20)
Income taxes	837	(672)	(38)	1	128

Net income	$1,484	$(1,104)	$(42)	$42	$380

(a)	See note (a) on page A1.
(b)	BlackRock recorded $51 million pretax ($32 million after-tax) of BlackRock/MLIM transaction integration costs for the fourth quarter of 2006. PNC incurred approximately 34%, or $10 million, of these costs under the equity method.
(c)	Includes the impact of the following items, all on a pretax basis: $2,078 million gain on BlackRock/MLIM transaction, $196 million securities portfolio rebalancing loss, $72 million of BlackRock/MLIM transaction integration costs, and $48 million mortgage loan portfolio repositioning loss.
(d)	BlackRock investment revenue represents PNC's approximately 69% ownership interest in earnings of BlackRock for the third quarter of 2006, excluding pretax BlackRock/MLIM transaction integration costs totaling $72 million. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.

Appendix to Financial Supplement (continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliations (Unaudited) (a)

For the three months ended June 30, 2006 In millions	PNC As Reported	BlackRock/MLIM Transaction Integration Costs	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (b)	PNC As Adjusted

Net Interest Income
Interest income	$1,126		$(6)		$1,120
Interest expense	570		(2)		568

Net interest income	556		(4)		552
Provision for credit losses	44				44

Net interest income less provision for credit losses	512		(4)		508

Noninterest Income
Asset management	429		(349)	$49	129
Other	801		(12)		789

Total noninterest income	1,230		(361)	49	918

Noninterest Expense
Compensation and benefits	634	$3	(180)		457
Other	511	(16)	(71)		424

Total noninterest expense	1,145	(13)	(251)		881

Income before minority interest and income taxes	597	13	(114)	49	545
Minority interest in income of BlackRock	19	3	(22)
Income taxes	197	5	(46)	3	159

Net income	$381	$5	$(46)	$46	$386

For the three months ended March 31, 2006 In millions	PNC As Reported	BlackRock/MLIM Transaction Integration Costs	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (c)	PNC As Adjusted

Net Interest Income
Interest income	$1,066		$(5)		$1,061
Interest expense	510		(2)		508

Net interest income	556		(3)		553
Provision for credit losses	22				22

Net interest income less provision for credit losses	534		(3)		531

Noninterest Income
Asset management	461		(385)	$52	128
Other	724		(21)		703

Total noninterest income	1,185		(406)	52	831

Noninterest Expense
Compensation and benefits	642	$(3)	(189)		450
Other	520	(3)	(102)		415

Total noninterest expense	1,162	(6)	(291)		865

Income before minority interest and income taxes	557	6	(118)	52	497
Minority interest in income of BlackRock	22	1	(23)
Income taxes	181	2	(46)	3	140

Net income	$354	$3	$(49)	$49	$357

(a)	See note (a) on page A1.
(b)	BlackRock investment revenue represents PNC's approximately 69% ownership interest in earnings of BlackRock for the second quarter of 2006, excluding pretax BlackRock/MLIM transaction integration costs totaling $13 million. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.
(c)	BlackRock investment revenue represents PNC's approximately 69% ownership interest in earnings of BlackRock for the first quarter of 2006, excluding pretax BlackRock/MLIM transaction integration costs totaling $6 million. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.

Appendix to Financial Supplement (continued)

The PNC Financial Services Group, Inc.

Adjusted Condensed Consolidated Income Statement Reconciliation (Unaudited) (a)

For the three months ended December 31, 2005 In millions	PNC As Reported	BlackRock Deconsolidation and Other Adjustments	BlackRock Equity Method (b)	PNC As Adjusted

Net Interest Income
Interest income	$1,034	$(7)		$1,027
Interest expense	479	(2)		477

Net interest income	555	(5)		550
Provision for credit losses	24			24

Net interest income less provision for credit losses	531	(5)		526

Noninterest Income
Asset management	431	(354)	$51	128
Other	723	(14)		709

Total noninterest income	1,154	(368)	51	837

Noninterest Expense
Compensation and benefits	633	(182)		451
Other	494	(75)		419

Total noninterest expense	1,127	(257)		870

Income before minority interest and income taxes	558	(116)	51	493
Minority interest in income of BlackRock	22	(22)
Income taxes	181	(46)	3	138

Net income	$355	$(48)	$48	$355

(a)	See note (a) on page A1.
(b)	BlackRock investment revenue represents PNC’s approximately 70% ownership interest in earnings of BlackRock for the fourth quarter of 2005. The income taxes amount represents additional income taxes recorded by PNC related to BlackRock earnings.